SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|

Filed by a party other than the Registrant |_|


Check the appropriate box:

|_|   Preliminary proxy statement.
|_|   Definitive proxy statement.
|X|   Definitive additional materials.
|_|   Soliciting material under Rule 14a-12.
|_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

                           TRI-CONTINENTAL CORPORATION
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)   Aggregate number of securities to which transaction applies:

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      to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount Previously Paid:

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

                           Tri-Continental Corporation
                         an investment you can live with

                                                              September 18, 2006

Dear Valued Stockholder:

We have not yet received your vote for Tri-Continental Corporation's September 28th Special Meeting. Time is running out. Every vote counts. Please vote today.

We urge you to send a clear message to the hedge funds that you do not want them to radically alter your investment. We believe their ultimate intention is to open-end or liquidate Tri-Continental, despite their recent claims to the contrary.

Tri-Continental's strong investment results continue. Total return, based on market price, over the past three years exceeds 40%. Equally impressive, Tri-Continental's year-to-date, one-, and three-year investment results on both NAV and market price surpass the S&P 500.

                        Return       Average Annual Returns   Cumulative Return
                     Year-to-Date     1 Year        3 Years       3 Years
       ------------------------------------------------------------------------
       Market Price      12.6%         14.7%          12.4%         41.8%
       NAV                8.3          10.7           11.4          38.3
       S&P 500            7.2           9.6           11.1          37.3

       Based on total return as of Friday, September 15, 2006

Please take a minute to sign and date the enclosed WHITE proxy card and return it in the postage paid envelope provided. If you would prefer to cast your vote with a live person, please contact Georgeson, our proxy firm, at 888-219-8293.

Your vote is critical. We need your help, regardless of the number of shares owned, to defeat these hedge funds and protect your investment. Please act today.

Sincerely,


/s/ William C. Morris                               /s/ Brian T. Zino

William C. Morris                                   Brian T. Zino
Chairman                                            President

P.S. We anticipate capital gain payments will resume no later than next year. With favorable market conditions, the remaining tax-loss carry-forward of only $0.65 should be eliminated shortly.

                           Tri-Continental Corporation
                         an investment you can live with

                                                              September 18, 2006

Dear Valued Stockholder:

Have you voted Tri-Continental's WHITE proxy card? If you have, thank you. If not, there is not much time left before Tri-Continental's September 28th Special Meeting. Every vote counts. Please vote today.

We urge you to send a clear message to the hedge funds that you do not want them to radically alter your investment. We believe their ultimate intention is to open-end or liquidate Tri-Continental, despite their recent claims to the contrary.

Tri-Continental's strong investment results continue. Total return, based on market price, over the past three years exceeds 40%. Equally impressive, Tri-Continental's year-to-date, one-, and three-year investment results on both NAV and market price surpass the S&P 500.

                        Return       Average Annual Returns   Cumulative Return
                     Year-to-Date     1 Year        3 Years       3 Years
       ------------------------------------------------------------------------
       Market Price      12.6%         14.7%          12.4%         41.8%
       NAV                8.3          10.7           11.4          38.3
       S&P 500            7.2           9.6           11.1          37.3

       Based on total return as of Friday, September 15, 2006

Please take a minute to sign and date the enclosed WHITE proxy card and return it in the postage paid envelope provided. If you would prefer to cast your vote with a live person, please contact Georgeson, our proxy firm, at 888-219-8293.

Your vote is critical. We need your help, regardless of the number of shares owned, to defeat these hedge funds and protect your investment. Please act today.

Sincerely,


/s/ William C. Morris                                /s/ Brian T. Zino

William C. Morris                                    Brian T. Zino
Chairman                                             President

P.S. We anticipate capital gain payments will resume no later than next year. With favorable market conditions, the remaining tax-loss carry-forward of only $0.65 should be eliminated shortly.